ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140816593-69
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/19/2014 12:14 PM
	Entity Number E0635242014-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GREY CLOAK TECH INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ (Name)

☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below)

WILLIAM BOSSUNG
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
10300 W CHARLESTON	LAS VEGAS	Nevada	89135

Mailing Address (if different from street address)	City	State	Zip Code
10300 W CHARLESTON	LAS VEGAS	Nevada	89135

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

Name	Street Address	City	State	Zip Code
1) WILLIAM BOSSUNG	10300 W CHARLESTON	LAS VEGAS	NV	89135
2) FRED COVELY	1508 GRANDVIEW ROAD	VISTA	CA	92084

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

WILLIAM BOSSUNG (Name) X WILLIAM BOSSUNG (Incorporator Signature)

Address	City	State	Zip Code
10300 W CHARLESTON	LAS VEGAS	NV	89135

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X WILLIAM BOSSUNG
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 12/19/2014

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13